MEMORANDUM OF UNDERSTANDING

                      WHEREAS, the parties to the consolidated actions in the Court of Chancery of the State of Delaware (the “Delaware Court”), captioned In re SkyTerra Communications, Inc. Shareholder Litigation, Consolidated C.A. No. 4987-CC (the “Action” or “Actions”), have reached an agreement in principle providing for the settlement of the Action on the terms and subject to the conditions set forth in this Memorandum of Understanding (“MOU”);

                      WHEREAS, the Action is styled as a class action by stockholders of SkyTerra Communications, Inc. (“SkyTerra” or “Company”) in connection with the proposed acquisition of SkyTerra by Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P. and SOL Private Corp. (collectively, “Harbinger”). The person named as Lead Plaintiff in the Action is Rachel Jauhar (“Lead Plaintiff”). The persons or entities named as Defendants in the Action are SkyTerra, Alexander H. Good, Jose A. Cecin, Jr., Jeffrey M. Killeen, Paul S. Latchford, Jr., William F. Stasior, Michael D. Weiner, Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P., and SOL Private Corp. (collectively, “Defendants”);

WHEREAS, on September 23, 2009, SkyTerra announced that it had entered into a merger agreement (the “Merger Agreement”) with Harbinger, whereby Harbinger had agreed to acquire all outstanding shares of SkyTerra not already owned by Harbinger (the “Merger”). Under the terms of the Merger Agreement, each share of voting common stock and non-voting common stock of SkyTerra outstanding at the effective time of the Merger (other than shares owned by Harbinger or its affiliates, any subsidiary of SkyTerra and holders who have perfected

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and not withdrawn a demand for appraisal rights) will be cancelled and converted into the right to receive $5.00 in cash;

WHEREAS, on September 30, October 2, and October 7, 2009, three putative stockholder class actions challenging the Merger were commenced in the Delaware Court by Brian Esposito and Edward Ostensoe, Chris Catalano, and Harold Grill, all purported SkyTerra stockholders, captioned Esposito v. Good, et al., C.A No. 4934-CC, Catalano v. SkyTerra Communications, Inc., et al., C.A. No. 4944-CC and Grill v. SkyTerra Communications, Inc., et al., C.A. No. 4957-CC. The complaints alleged, among other things, that: (i) Harbinger is a controlling stockholder of SkyTerra; (ii) Harbinger owed fiduciary duties to the “minority” SkyTerra stockholders; (iii) SkyTerra, the members of the SkyTerra board of directors and Harbinger breached their fiduciary duties in connection with the Merger; and (iv) the proposed merger is subject to the “entire fairness” standard of judicial review under Delaware law. The complaints sought, among other things, to enjoin the Merger;

WHEREAS, on October 12, 2009, SkyTerra and the members of its board of directors moved to dismiss the Esposito complaint and filed a Motion to Stay Discovery pending resolution of the Motion to Dismiss;

WHEREAS, on October 13, 2009, a fourth putative stockholder class action was commenced in the Delaware Court by plaintiff Rachel Jauhar, a purported SkyTerra stockholder, captioned Jauhar v. SkyTerra Communications, Inc., et al., C.A. No. 4987-CC. The Jauhar complaint alleged, among other things, that (i) Harbinger is a controlling stockholder of

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SkyTerra; (ii) Harbinger owed fiduciary duties to the “minority” SkyTerra stockholders; (iii) SkyTerra, the members of the SkyTerra board of directors and Harbinger breached their fiduciary duties in connection with the Merger; and (iv) the proposed merger is subject to the “entire fairness” standard of judicial review under Delaware law. The Jauhar complaint further alleged that the stockholders of SkyTerra had not, within the preceding thirteen months, taken action at an annual meeting or by written consent to elect directors. The Jauhar complaint sought, among other things, an order enjoining the Merger and compelling SkyTerra to hold an annual meeting pursuant to 8 Del. C. § 211;

WHEREAS, on October 16, 2009, plaintiffs Esposito and Ostensoe, Catalano and Grill moved to consolidate the putative class actions and to be appointed co-lead plaintiffs and certain of their counsel as Co-Lead Counsel;

WHEREAS, on October 16, 2009, plaintiff Jauhar also moved to consolidate the putative class actions and for her counsel to be appointed Co-Lead Counsel for plaintiffs;

WHEREAS, on October 22, 2009, plaintiffs Esposito and Ostensoe, Catalano and Grill opposed plaintiff Jauhar’s motion to consolidate the putative class actions and the appointment of her counsel as Co-Lead Counsel;

WHEREAS, on October 23, 2009, plaintiff Jauhar filed a reply to plaintiffs Esposito and Ostensoe, Catalano and Grill’s opposition to her motion to consolidate the putative class actions and to be appointed Lead Plaintiff;

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WHEREAS, on October 28, 2009, the Delaware Court entered an Order (i) consolidating all four putative class actions under the caption In re SkyTerra Communications, Inc. Shareholder Litigation, Consolidated C.A. No. 4987-CC, (ii) designating plaintiff Jauhar’s complaint as the operative complaint in the consolidated action, and (iii) appointing plaintiff Jauhar’s counsel as Co-Lead Counsel;

WHEREAS, SkyTerra intends to file a preliminary proxy statement (“Preliminary Proxy”) with the Securities and Exchange Commissions (“SEC”) in connection with the Merger;

WHEREAS, from late October through mid-November 2009, Defendants engaged in arms-length negotiations with Co-Lead Counsel for plaintiffs in an effort to reach a global settlement of all of the Actions. The parties have held extensive discussions in an effort to fully resolve the claims and Co-Lead Counsel’s demands with respect to the Merger, including a majority-of-the-minority vote and certain areas of disclosure that Co-Lead Counsel believed should be included in the proxy statement to be disseminated in connection with the special meeting of stockholders to vote on the proposed Merger;

WHEREAS, each of the Defendants have denied, and continue to deny, that they have committed or aided and abetted in the commission of any violation of law or engaged in any of the wrongful acts alleged in the Action, and expressly maintain that they diligently and scrupulously complied with their fiduciary and other legal duties. Defendants also specifically

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deny that the Required Minority Vote (defined below) or any further supplemental disclosure is required under any applicable rule, statute, regulation or law. However, to avoid the risk of delaying the Merger, Defendants agreed in principle to the settlement set forth herein. Defendants further considered it desirable that the Action be settled to avoid the substantial burden, expense, risk, inconvenience and distraction of continued litigation and to fully and finally resolve the settled claims; and

WHEREAS, Plaintiff Jauhar and Co-Lead Counsel for plaintiffs in the Action have determined to enter into this settlement because, in their opinion, the settlement provides for (i) the inclusion of an additional provision in the Merger Agreement -- namely, the Required Minority Vote -- that protects the minority stockholders of SkyTerra, (ii) the inclusion of disclosure in the Preliminary Proxy concerning certain subject areas raised by Co-Lead Counsel and Defendants’ commitment to permit Co-Lead Counsel to review, and provide comments on, the disclosures related to the Merger that will be disseminated to SkyTerra stockholders and for Defendants to consider reasonable additional or revised disclosures based on such comments, and (iii) convening a meeting of stockholders for the purpose of electing directors in the event the Merger is not consummated on or before March 31, 2010. Plaintiff Jauhar and Co-Lead Counsel also took into consideration the strengths and weaknesses of their claims and determined that the settlement terms were fair, reasonable and adequate, and in the best interest of SkyTerra’s public stockholders.

                      NOW, THEREFORE, as a result of the foregoing and the negotiations among counsel for the parties, the parties to the Action have agreed in principle, as follows:

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1.         As a result of, among other things, discussions between and among the parties, it is agreed that in consideration for the full settlement and release of all Released Claims (as defined below) and the dismissal with prejudice of the Action, (a) the Merger Agreement will be amended to include a non-waivable “majority of the minority” stockholder vote approval requirement (the “Required Minority Vote”); (b) the disclosure described in paragraph 2 below and (c) the commitment to hold an annual meeting if the Merger is not consummated by March 31, 2010. For purposes of the Required Minority Vote, the minority shall consist of a defined group of shares (those not owned by Harbinger, by officers or directors of SkyTerra, or held in certain escrow accounts). The amendment will require that a majority of eligible shares of the defined minority shall constitute a quorum for the Required Minority Vote and that the affirmative vote of a majority of those minority shares voting shall be required to satisfy the Required Minority Vote. If such vote is not obtained, Harbinger can terminate the Merger Agreement and receive from SkyTerra a termination fee of $2 million.

2.         In their Preliminary Proxy materials, Defendants have included disclosures concerning certain subject areas raised by Co-Lead Counsel and will consider reasonable additional or revised disclosures to be provided to SkyTerra stockholders in connection with the Merger based on reasonable requests by and discussions with Co-Lead Counsel.

3.         No fees or expenses shall be paid to Co-Lead Counsel in the absence of approval by the Delaware Court of a complete release of all Released Parties (as defined in Paragraph 4(g)(ii) below), in the form customarily approved by the Delaware Court in connection with settlements of this type. This paragraph shall be immediately binding on the parties to this MOU. Nothing in this MOU or the Stipulation of Settlement (defined below) shall preclude Co-

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Lead Counsel from applying for an award of attorney’s fees on grounds of mootness in the event there is no Final Approval of the Settlement or the Settlement does not become final for any other reason, and Defendants reserve the right to oppose any such application.

4.         The parties to the Action will use their best efforts to agree upon and execute, as promptly as is practicable, a Stipulation of Settlement (the “Stipulation”) and such other documentation as may be required to effectuate the settlement set forth herein (the “Settlement”) and to obtain final Court approval of the Settlement and dismissal of the Action with prejudice upon the terms set forth herein. The Stipulation will provide for the following:

(a)       Appropriate certification pursuant to Delaware Court of Chancery Rules 23(a), 23(b)(1) and (b)(2) of a non-opt-out class that includes any and all record and beneficial holders of SkyTerra common stock, their respective successors in interest, successors, predecessors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, together with their predecessors and successors and assigns, who held SkyTerra common stock at any time between and including August 12, 2009 and the date of consummation of the Merger, but excluding Harbinger and its affiliates, SkyTerra and the current SkyTerra directors (the “Class”).

(b)       Defendants deny and continue to deny that they have committed or aided and abetted in the commission of any unlawful or wrongful acts alleged in the Action, and expressly maintain that they diligently and scrupulously complied with their fiduciary duties and other legal duties. Defendants are entering into the Stipulation solely because the proposed settlement will eliminate the burden and expense of further litigation. Co-Lead Counsel believe

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that Defendants would assert significant legal and factual defenses to the claims made in the Action, and that the terms of the Stipulation and the terms of the Merger (as amended) are fair, reasonable, adequate and in the best interest of all members of the proposed Class. Co-Lead Counsel further represent that none of Plaintiff Jauhar’s claims or causes of action referred to in the Stipulation have been assigned, encumbered or otherwise transferred. Each of the undersigned attorneys affirms that he or she has been duly empowered and authorized to enter into the Stipulation.

(c)       Defendants’ acknowledgement, despite their belief that the actions they are taking to achieve settlement are not necessary, that the pendency and prosecution of the Action and the negotiations between Co-Lead Counsel and Defendants’ counsel resulted in Defendants’ agreement to (i) amend the merger agreement to include the Required Minority Vote, (ii) include disclosures in the Preliminary Proxy concerning certain subject areas raised by Co-Lead Counsel and consider reasonable additional or revised disclosures proposed by Co-Lead Counsel to the disclosures to be provided to SkyTerra stockholders in connection with the Merger; and (iii) agree to schedule and convene an annual meeting of stockholders to elect directors in the event the Merger is not consummated on or before March 31, 2010.

(d)       An acknowledgement that SkyTerra and Harbinger may make amendments or modifications to the terms of the Merger prior to the effective date of the Merger to facilitate the consummation of the Merger, but may not waive, amend or modify the Required Minority Vote. Plaintiffs will not challenge or object to any such amendments or modifications so long as they are not inconsistent with 8 Del. C. § 251(d) or the material terms of the Settlement set forth in the Stipulation.

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(e)       The Settlement shall be conditioned on Co-Lead Counsel conducting such reasonable discovery as is appropriate and necessary to confirm the fairness and reasonableness of the terms of this Settlement (“Confirmatory Discovery”).

(f)        Pending negotiation, execution and Final Approval of the Settlement by the Delaware Court, Co-Lead Counsel agree to stay this proceeding and not to initiate any and all other proceedings other than those incident to the Settlement itself. As used in this MOU, the term “Final Approval of the Settlement” means that the Delaware Court has entered a final order and judgment certifying the Class, approving the Settlement, dismissing the Action with prejudice on the merits and with each party to bear its own costs (except those costs set forth in paragraph 4(h) below) and providing for such release language as set forth in paragraphs 4(g)(i)-(iii) below, and that such final order and judgment is final and no longer subject to further appeal or review, whether by affirmance on or exhaustion of any possible appeal or review, writ of certiorari, lapse of time or otherwise; provided, however, and notwithstanding any provision to the contrary in this MOU, Final Approval shall not include (and the Settlement is expressly not conditioned on) the approval of attorneys’ fees and the reimbursement of expenses to Co-Lead Counsel as provided in paragraph (h) below, and any appeal related thereto. The parties also agree to use their best efforts to prevent, stay or seek dismissal of or oppose entry of any interim or final relief in favor of any member of the Class in any other litigation against any of the parties to this MOU which challenges the Settlement, the Merger, including any transactions contemplated thereby, or otherwise involves, directly or indirectly, a Released Claim (defined below).

(g)	The Stipulation shall also provide, among other things:

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(i)        for the full and complete discharge, dismissal with prejudice on the merits, settlement and release of, and a permanent injunction barring, any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims (defined below), that plaintiffs or any or all members of the Class ever had, now have, or may have, whether direct, derivative, individual, class, representative, legal, equitable or of any other type, or in any other capacity, against any of the Released Parties (defined below), whether based on state, local, federal, foreign, statutory, regulatory, common or other law or rule (including but not limited to any claims under federal securities laws or state disclosure law or any claims that could be asserted derivatively on behalf of SkyTerra), which, now or hereafter, are based upon, arise out of, relate in any way to, or involve, directly or indirectly, any of the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, facts, practices, events, claims or any other matters, things or causes whatsoever, or any series thereof, that were, could have been, or in the future can or might be alleged, asserted, set forth, claimed, embraced, involved, or referred to in, or related to, directly or indirectly, the Action or the subject matter of the Action in any court, tribunal, forum or proceeding, including, without limitation, any and all claims which are based upon, arise out of, relate in any way to, or involve, directly or indirectly, (i) the Merger, (ii) any deliberations or negotiations in connection with the Merger, including the process of deliberation or negotiation by each of SkyTerra and Harbinger

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and any of their respective officers, directors or advisors, (iii) the consideration received by Class members in connection with the Merger, (iv) the definitive proxy statement and Schedule 13E-3 to be filed with the Securities and Exchange Commission, or any other disclosures, public filings, periodic reports, press releases, proxy statements or other statements issued, made available or filed relating, directly or indirectly, to the Merger, including claims under the federal securities laws within the exclusive jurisdiction of the federal courts, (v) the fiduciary obligations of the Released Parties (defined below) in connection with the Merger, (vi) the fees, expenses or costs incurred in prosecuting, defending, or settling the Action, or (vii) any of the allegations in any complaint or amendment(s) thereto filed in the Action (collectively, the “Released Claims”); provided, however, that the Released Claims shall not include the right to enforce this MOU or the Settlement or any properly perfected claims by SkyTerra stockholders for statutory appraisal in connection with the Merger;

(ii)       whether or not each or all of the following persons or entities were named, served with process or appeared in the Action, that “Released Parties” means (i) SkyTerra, Alexander H. Good, Jose A. Cecin, Jr., Jeffrey M. Killeen, Paul S. Latchford, Jr., William F. Stasior, Michael D. Weiner, Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P., Harbinger Capital Partners Fund I, L.P., Harbinger Capital Partners LLC, and SOL Private Corp., (ii) any person or entity which is or was related to or affiliated with any or all of them or in which any or all of them has or had a controlling interest, (iii) with respect to the individual defendants, their family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, personal or legal representatives, and distributees, and (iv) with respect to SkyTerra and Harbinger, each of their respective directors, officers, agents, employees, fiduciaries, partners, partnerships, general

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partners, limited partners, joint ventures, member firms, limited liability companies, parents, subsidiaries, divisions, affiliates, members, managers, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, lenders, commercial bankers, attorneys, and accountants;

(iii)      that “Unknown Claims” means any claim that Plaintiffs or any member of the Class does not know or suspect exists in his, her or its favor at the time of the release of the Released Claims as against the Released Parties, including without limitation those which, if known, might have affected the decision to enter into the Settlement. With respect to any of the Released Claims, the parties stipulate and agree that upon Final Approval of the Settlement, Plaintiffs shall expressly and each member of the Class shall be deemed to have, and by operation of the final order and judgment by the Delaware Court shall have, expressly waived, relinquished and released any and all provisions, rights and benefits conferred by or under Cal. Civ. Code § 1542 or any law of the United States or any state of the United States or territory of the United States, or principle of common law, which is similar, comparable or equivalent to Cal. Civ. Code § 1542, which provides: “A general release does not extend to claims which the creditor does not know or suspect exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” Plaintiffs acknowledge, and the members of the Class by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Claims, but that it is the intention of Plaintiffs, and by operation of law the members of the Class, to completely, fully, finally and forever extinguish any and all Released Claims, known or

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unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. Plaintiffs acknowledge, and the members of the Class by operation of law shall be deemed to have acknowledged, that the inclusion of “Unknown Claims” in the definition of “Released Claims” was separately bargained for and was a key element of the Settlement and was relied upon by each and all of the Defendants in entering into the Stipulation;

(iv)      for entry of a judgment dismissing the Action with prejudice and, except as set forth in paragraph 4(h) herein, without costs to any party; and

(v)       that in the event the Settlement does not become final for any reason, Defendants reserve the right to oppose certification of any plaintiff class in future proceedings.

(h)       An application to the Delaware Court for an award of attorneys’ fees and expenses by Co-Lead Counsel in an amount not to exceed in the aggregate $1,350,000.00. SkyTerra or the surviving corporation agree to pay such amount to the extent approved by the Court. Defendants will not oppose such an application for fees and expenses in or below such amount. Subject to the terms and conditions of the Stipulation and any order of the Court, SkyTerra or the surviving corporation shall pay the attorneys’ fees and expenses awarded by the Court to Co-Lead Counsel in an amount not exceeding $1,350,000.00, which shall be paid by SkyTerra or the surviving corporation to Co-Lead Counsel within five (5) business days after the date on which the Delaware Court enters an order and final judgment approving any award of attorneys’ fees and expenses, subject to Co-Lead Counsel’s obligation to make refunds or repayments to the Company or its successor in interest if, as a result of any appeal and/or further

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proceedings or remand, or successful collateral attack, the fee or cost award is lowered. It is expressly agreed by the parties hereto that this provision shall survive the closing of the Merger. Any failure of the Delaware Court to approve a request for attorneys’ fees in whole or in part shall have no impact on the effectiveness of the Settlement. Any failure of the Delaware Court to approve the settlement or the failure to consummate the Merger (other than on account of a failure to obtain the Required Minority Vote) shall have no impact on or preclude Co-Lead Counsel from applying for an award of attorneys’ fees and expenses on grounds of mootness, and Defendants reserve the right to oppose any such application.

(i)        The Settlement being conditioned upon the fulfillment of each of the following:

(i)        confirmation from Co-Lead Counsel, following confirmatory discovery, that the proposed Settlement is fair, adequate and reasonable;

(ii)       consummation of the Merger (except in the event that the Required Minority Vote is not obtained and the Merger is not consummated for that reason);

(iii)      the dismissal with prejudice of the Action without the award of any damages, costs, fees or the grant of any further relief except for an award of fees and expenses the Delaware Court may make pursuant to paragraph 4(h) of this MOU;

(iv)      the entry of a final judgment in the Action approving the Settlement and providing for the dismissal with prejudice of the Action and approving the grant of a release by the Class to the Defendants of the Released Claims;

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(v)       the inclusion in the final judgment of a provision enjoining all members of the Class from asserting any of the Released Claims; and

(vi)      such final judgment and dismissal of the Action being finally affirmed on appeal or such final judgment and dismissal not being subject to appeal (or further appeal) by lapse of time or otherwise.

(j)        The parties’ obligation to use their best efforts to obtain prompt court approval of the settlement and a dismissal with prejudice of the Action.

(k)       SkyTerra or the surviving corporation's obligation to pay only the costs, fees or expenses in any award the Delaware Court may make as specified in paragraph 4(h) of this MOU.

(l)        The requirement that the parties to the Action present the Settlement to the Delaware Court for hearing and preliminary approval as soon as practicable and, following appropriate notice to members of the Class, use their best efforts to obtain final Delaware Court approval of the Settlement.

(m)      The requirement that SkyTerra or the surviving corporation shall cause dissemination of notice of the settlement to members of the Class and shall pay all costs and expenses incurred in providing such notice to the members of the Class, regardless of whether the settlement is approved.

(n)       Such other terms and conditions not inconsistent with the foregoing that are customary for the settlement of actions of this type.

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5.         This MOU shall be null and void and of no force and effect if Co-Lead Counsel in the Action determines, following completion of Confirmatory Discovery as referred to above, that the Settlement is not fair and reasonable. Further, this MOU shall be of no further force or effect upon the execution of the Stipulation which shall supersede the terms of this MOU. This MOU and the Stipulation shall not be admissible in evidence except to enforce their terms.

6.         This MOU may be executed in counterparts by any of the signatories hereto, including by telecopier or email, and as so executed, shall constitute one agreement.

7.         This MOU and the settlement contemplated by it shall be governed by and construed in accordance with the laws of the State of Delaware.

8.         This MOU may be modified or amended only by a writing signed by the signatories hereto.

9.         This MOU shall be binding upon and inure to the benefit of the clients of the undersigned which clients are parties to this MOU and their respective agents, executors, heirs, successors, affiliates and assigns.

10.       If any action that would be barred by the releases contemplated by this settlement is commenced against any of the parties to this MOU in any court prior to this settlement being fully approved by the Delaware Court and, if any such party’s motion to dismiss such action is not granted or if any such party’s motion to stay such action is not granted in contemplation of dismissal after approval of the settlement contemplated hereby, any party to this MOU may at his, her or its sole option, prior to the settlement hearing by the Delaware Court, withdraw from the Settlement.

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November 18, 2009	PRICKETT, JONES & ELLIOT, P.A.
	By:	/s/ Michael Hanrahan
Michael Hanrahan (DE Bar ID 941)
Paul A. Fioravanti, Jr. (DE Bar ID 3808)
Laina M. Herbert (DE Bar ID 4717)
1310 N. King Street
Wilmington, Delaware 19801
Tel: (302) 888-6500
Fax: (302) 658-8111
Plaintiffs’ Co-Lead Counsel and Counsel for Plaintiff Rachel Jauhar

BARROWAY TOPAZ KESSLER & CHECK LLP
Marc A. Topaz
Lee D. Rudy
Michael C. Wagner
James H. Miller
280 King of Prussia Road
Radnor, Pennsylvania 19087
Tel: (610) 667-7706
Tel: (610) 667-7056
Plaintiffs’ Co-Lead Counsel and Counsel for
Plaintiff Rachel Jauhar

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November 18, 2009	SKADDEN, ARPS, SLATE, MEAGHER & FLOM, LLP
	By:	/s/ Edward Welch
Edward P. Welch (DE Bar ID 671)
Edward B. Micheletti (DE Bar ID 3794)
Rachel J. Barnett (DE Bar ID 4876)
Brian D. King (DE Bar ID 5028)
One Rodney Square
Wilmington, Delaware 19801
Tel: (302) 651-3000
Fax: (302) 651-3001
Counsel for Defendants SkyTerra Communications,
Inc., Alexander Good, Jose A. Cecin, Jr., Jeffrey M.
Killeen, Paul S. Latchford, Jr., William F. Stasior
and Michael D. Weiner

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November 18, 2009	WEIL, GOTSHAL & MANGES LLP
	By:	/s/ John A. Neuwirth
John A. Neuwirth
Ashish D. Gandhi
Evert J. Christensen
767 Fifth Avenue
New York, New York 10153
Tel: (212) 310-8000
Fax: (212) 310-8007
Counsel for Defendants Harbinger Capital Partners
Master Fund I, Ltd., Harbinger Capital Partners
Special Situations Fund, L.P. and SOL Private
Corp.

RICHARDS, LAYTON & FINGER, P.A.
John D. Hendershot (DE Bar ID 4178)
Matthew L. Hinker (DE Bar ID ___)
One Rodney Square
Wilmington, Delaware 19801
Tel: (302) 651-7700
Fax: (302) 651-7701
Of Counsel